DIREXION FUNDS
DISTRIBUTION PLAN
SCHEDULE A

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Investor Class Distribution Plan shall be as follows:

Direxion Monthly Developed Markets Bull 2X Fund	Direxion Monthly Developed Markets Bear 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund	Direxion Monthly Emerging Markets Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund	Direxion Monthly NASDAQ-100® Bear 2X Fund
Direxion Monthly S&P 500® Bull 2X Fund	Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly Dollar Bull 2X Fund	Direxion Monthly Dollar Bear 2X Fund
Direxion Monthly 10 Year Note Bull 2X Fund	Direxion Monthly 10 Year Note Bear 2X Fund
Direxion Monthly China Bull 2X Fund	Direxion Monthly Commodity Bull 2X Fund
Direxion Monthly Latin America Bull 2X Fund	Direxion/Wilshire Dynamic Fund
Commodity Trends Strategy Fund	Financial Trends Strategy Fund
Evolution All-Cap Equity Fund	Direxion Long/Short Global IPO Fund
Evolution Managed Bond Fund	PSI Core Strength Fund
Evolution Market Leaders Fund	PSI Macro Trends Fund
Evolution Alternative Investment Fund	PSI Total Return Fund

Up to 1.00% of the average daily net assets.

HY Bear	Dynamic HY Bond Fund

Up to 0.40% of the average daily net assets

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Service Class Distribution Plan shall be as follows:

Spectrum Equity Opportunity Fund	Spectrum Global Perspective Fund
Spectrum Select Alternative Fund
Commodity Trends Strategy Fund	Direxion/Wilshire Dynamic Fund
Direxion Long/Short IPO Fund	Financial Trends Strategy Fund

Up to 1.00% of the average daily net assets;

HCM Freedom Fund

Up to 0.80% of the average daily net assets;.

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds C Class Distribution Plan shall be as follows:

Commodity Trends Strategy Fund	Direxion/Wilshire Dynamic Fund
Direxion Long/Short IPO Fund	Financial Trends Strategy Fund

Up to 1.00% of the average daily net assets.

Last revised as of February 11, 2009
Amended on August 26, 2009, November 23, 2009

SCHEDULE B
DISTRIBUTION AGREEMENT among the DIREXION FUNDS,
RAFFERTY ASSET MANAGEMENT, LLC and
RAFFERTY CAPITAL MARKETS, LLC

Pursuant to Section 9 of the Distribution Agreement among the Direxion Funds (the “Trust”), Rafferty Asset Management, LLC (“Adviser”) and Rafferty Capital Markets, LLC (“Distributor”), Adviser shall pay to Distributor a monthly fee of $7,500.  This monthly payment shall be in addition to the following amounts:

(i) Rule 12b-1 fees of 0.25% of average annual fund assets of the Investor Class Shares of the Direxion Monthly S&P 500® Bull 2X Fund, Direxion Monthly S&P 500® Bear 2X Fund, Direxion Monthly NASDAQ-100® Bull 2X Fund, Direxion Monthly NASDAQ-100®  Bear 2X Fund, Direxion Monthly Small Cap Bull 2X Fund, Direxion Monthly Small Cap Bear 2X Fund, Direxion Monthly Dollar Bear 2X Fund, Direxion Monthly Dollar Bull 2X Fund, Direxion Monthly Emerging Markets Bull 2X Fund, Direxion Monthly Emerging Markets Bear 2X Fund, Direxion Monthly Developed Markets Bull 2X Fund, Direxion Monthly Developed Markets Bear 2X Fund, Direxion Monthly China Bull 2X Fund, Direxion Monthly Latin America Bull 2X Fund, Direxion Monthly Commodity Bull 2X Fund, Direxion Monthly 10 Year Note Bull 2X Fund, Direxion Monthly 10 Year Note Bear 2X Fund, Dynamic HY Bond Fund, HY Bear Fund, Commodity Trends Strategy Fund, Financial Trends Strategy Fund, Direxion/Wilshire Dynamic Fund, Direxion Long/Short IPO Fund, Evolution Managed Bond Fund, Evolution All-Cap Equity Fund, Evolution Market Leaders Fund, Evolution Alternative Investment Fund, PSI Core Strength Fund, PSI Macro Trends Fund, and PSI Total Return Fund;

(ii) Rule 12b-1 fees of 0.80% of average annual fund assets of the Service Class Shares of the HCM Freedom Fund;

(iii) Rule 12b-1 fees of 1.00% of average annual fund assets of the Service Class Shares of the Spectrum Select Alternative Fund, Spectrum Global Perspective Fund, and Spectrum Equity Opportunity Fund;

(v) Rule 12b-1 fees of 0.75% of average annual fund assets of the Service Class Shares of the Commodity Trends Strategy Fund, Financial Trends Strategy Fund, Direxion Long/Short IPO Fund and Direxion/Wilshire Dynamic Fund;

(vi) Rule 12b-1 fees of 0.75% of average annual fund assets of the C Class Shares of the Commodity Trends Strategy Fund, Financial Trends Strategy Fund, Direxion Long/Short IPO Fund and Direxion/Wilshire Dynamic Fund;

(vii) such additional fees as shall be set forth from time to time in this Schedule B.

Last Revised as of February 11, 2009
Amended on August 26, 2009 and November 23, 2009